                                EXHIBIT 3b




                                  BYLAWS
                                  ------

                                    OF
                                    --

                          OXFORD INDUSTRIES, INC.
                          -----------------------

                                 ARTICLE I
                                 ---------

                               STOCKHOLDERS
                               ------------

Section 1. Annual Meetings. The Annual Meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide for such meeting by action by November 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia, at 11 a.m. on the third Wednesday in November of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the persons specified in the Company's Articles of Incorporation. Such meetings may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

Section 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote, at his address as appears upon the record of the Company, not less than 10 nor more than 50 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting the person or persons calling such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any stockholder. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the stockholders shall not be required.

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Section 4.  Quorum.  A majority in interest of the outstanding capital stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.

Section 5. Proxies. A stockholder may vote, either in person or by proxy duly executed in writing by the stockholder. A proxy for any meeting shall be valid for any adjournment of such meeting.

Section 6. Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to such notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                ARTICLE II
                                ----------

                                 DIRECTORS
                                 ---------

Section 1. Powers of Directors. The Board of Directors shall have the management of business of the Company, and, subject to any restriction imposed by law, by the charter, or by these Bylaws, may exercise all the powers of the corporation.

Section 2. Number of Directors. Effective as of the date of the 1989 Annual Meeting of Stockholders, the Board of Directors shall consist of 12 members.
Section 3.  Meeting of Directors.  The Board may by resolution

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provide for the time and place of regular meetings, and no notice need by given of such regular meetings. Special Meetings of the Directors may be called by the Chairman of the Board or by the President or by at least 30 percent of the Directors.

Section 4. Notice of Meeting. Notice of each meeting of the Directors shall be given by the Secretary mailing the same at least five days before the meeting or by telephone or telegraph or in person at least three days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the Annual Meeting of the stockholders.

Section 5. Executive Committee. The Board may by resolution provide for an Executive Committee consisting of such Directors as are designated by the Board. Any vacancy in such Committee may be filled by the Board. Except as otherwise provided by the law, by these Bylaws, or by resolution of the full Board, such Executive Committee shall have and may exercise the full powers of the Board of Directors during the interval between the meetings of the Board and wherever by these Bylaws, or by resolution of the stockholders, the Board of Directors is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these Bylaws or such resolution expressly require that such action or determination be taken or made by the full Board of Directors. The Executive Committee shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings. The Chairman of the Board of Directors shall be a member of the Executive Committee and shall act as Chairman thereof.

Section 6. Compensation. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any Committee thereof may be fixed by resolution of the full Board.

Section 7. Retirement of Directors. Any Director who is also an employee of the Company, other than the Chief Executive Officer, shall be ineligible for election or appointment as a Director after his retirement as an employee or after reaching sixty-five (65) years of age, whichever occurs first. Any person who has served as Chief Executive Officer of the Company and any Director who is not an employee of the Company shall be ineligible for election or appointment as a Director after reaching seventy-two (72) years of age.


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                                ARTICLE III
                                -----------

                                 OFFICERS
                                 --------

Section 1. Officers. The officers of the Company shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors.
Any two offices may be held by the same person, except that the same person shall not be President and Secretary. The Board may designate a Vice President as an Executive Vice President, and may designate the order in which the other Vice Presidents may act.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee, unless he designates another officer to preside. He shall act in a consultative capacity and perform such other duties as the Board of Directors may from time to time direct.

Section 3. President. Subject to the directions of the Board of Directors, the President shall be the Chief Executive Officer of the Company and shall give general supervision and direction to the affairs of the Company. He shall preside at meetings in case of the absence or disability of the Chairman of the Board.

Section 4. Vice President. The Vice President shall act in case of the absence or disability of the Chairman of the Board and the President. If there is more than one Vice President such Vice Presidents shall act in the order of precedence as set out by the Board of Directors, or in the absence of such designation, the Executive Vice President shall be first in order of precedence.

Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Company.

Section 6. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Directors, and the Executive
Committee and shall have custody of the seal of the corporation.

Section 7. Other Duties and Authorities. Each officer, employee, and agent shall have such other duties and authorities as may be conferred on him by the Board of Directors and, subject to any directions of the Board, by the Chairman of the Board.

Section 8. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of his contract of employment shall have cause of action therefor.

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                                ARTICLE IV
                                ----------

                     DEPOSITORIES, SIGNATURES AND SEAL
                     ---------------------------------

Section 1. Depositories. All funds of the Company shall be deposited in the name of the Company in such depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as the Board may from time to time by resolution provide.

Section 3. Seal. The corporate seal of the Company shall be as follows:

                              (Imprint Seal)

The seal may be affixed to any instrument by any officer of the Company and may be lithographed or otherwise printed on any document with the same force and effect as if it had been imprinted manually.

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                                 ARTICLE V
                                 ---------

                              STOCK TRANSFERS
                              ---------------

Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

Section 2. Transfer of Shares. Shares of stock in the Corporation shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonable require showing that the requested transfer is proper.
Section 3. Lost, Destroyed or Mutilated Certificates. The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to

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determine whether such duplicate certificate should be issued.

Section 4. Transfer Agent and Registrar. The Board may appoint a transfer agent or agents and a registrar or registrars of transfer, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.

                                ARTICLE VI
                                ----------

                                 INDEMNITY
                                 ---------

Section 1. Indemnity. Each person who is now, has been, or who shall hereafter become a Director or officer of the Corporation, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he may be made a party as a result or by reason of his being or having been a Director or officer of the Corporation or of any other corporation which he serves as a Director or officer at the request of the Corporation, except in relation to matters as to which a recovery shall be had against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duties as such Director or officer. The foregoing right to indemnify shall include reimbursement of the amounts and expenses paid in settling any such demand, suit or proceedings or threat thereof when settling the same appears to the Board of Directors or the Executive Committee to be in the best interest of the Corporation, and shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law.

                                ARTICLE VII
                                -----------

                                AMENDMENTS
                                ----------

Section 1. Amendments. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, the Board of Directors or the stockholders shall have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws. The stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, action by the Board of Directors with respect to the Bylaws shall be taken by the affirmative vote of a majority of all Directors then holding office, and action by the stockholders with respect to the Bylaws shall be taken by the affirmative vote of the holders of a majority of all shares of common stock.

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                               ARTICLE VIII
                               ------------

                           BUSINESS COMBINATIONS
                           ---------------------

Section 1. Business Combinations. All the requirements of Article 11A of the Georgia Business Corporation Code (the "Code"), which includes Sections 14-2-1131, 14-2-1132 and 14-2-1133 of the Code,
shall be applicable to the Company.